Exhibit 10.39

THIRD LOAN MODIFICATION AND FORBEARANCE AGREEMENT

This Loan Modification and Forbearance Agreement (this “Agreement”) is entered into as of March 17, 2005, by and between COMDIAL CORPORATION, a Delaware corporation (“Borrower”), whose address is 106 Cattlemen Road, Sarasota, Florida 34232 and SILICON VALLEY BANK (“Bank”) whose address is 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office at 3353 Peachtree Road, NE, North Tower, Suite M-10, Atlanta, Georgia 30326.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated April 28, 2004, as may be amended from time to time (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Line in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Revolving Facility”). Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and an Intellectual Property Security Agreement dated April 28, 2004 executed by the Borrower in favor of Bank. Additionally, repayment of the Indebtedness is guaranteed by the domestic subsidiaries of Borrower (the “Guarantors”) pursuant to an Unconditional Guaranty dated as of April 28, 2004 from the Guarantors in favor of the Bank (the “Guaranty”) and further secured pursuant to the Security Agreement dated April 28, 2004 executed by the Guarantors in favor of Bank and by the Intellectual Property Security Agreement dated April 28, 2004 executed by the Guarantors in favor of Bank.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. FORBEARANCE. Bank agrees to forebear until March 31, 2005 (the “Forbearance Period”) from exercising its rights and remedies under the Existing Loan Documents and under applicable law (“Default Rights”), notwithstanding Borrower’s existing default under the Loan Agreement as a result of Borrower’s failure to maintain the minimum Adjusted Tangible Net Worth required by Section 5 of the Schedule to the Loan Agreement (the foregoing being referred to as the “Existing Default”). The Existing Loan Documents, as modified by this Agreement are hereinafter collectively called the “Loan Documents”).

By signing below, Borrower acknowledges that it is currently in default and as a result of such default, Bank is entitled to exercise the Default Remedies. Nothing in this Agreement in any way shall constitute Bank’s waiver of Borrower’s Existing Default. Borrower further agrees that the exercise of any Default Rights by Bank upon termination of the Forbearance Period shall not be affected by reason of this Agreement, and the Borrower shall not assert as a defense thereto the passage of time, estoppel, laches or any statute of limitations to the extent that the exercise of any Default Rights was precluded by this Agreement.

The Forbearance Period shall be immediately terminated, without notice, if (a) Borrower breaches of any of the terms set forth in this Agreement, (b) the occurrence of any default (other than the Existing Default) under the Existing Loan Documents, or (c) if any recital, representation or warranty made herein, in any document executed and delivered in connection herewith, or in any report, certificate, financial statement or other instrument or document previously, now or hereafter furnished by or on behalf of the Borrower in connection with this Agreement or any other document executed and delivered in connection with this Agreement, shall prove to have been false, incomplete or misleading in any material respect on the date as of which it was made (collectively, a “Default”), whereupon Bank, at its option, without any notice to Borrower, may immediately cease making any Loans and may immediately exercise any Default Remedies.

Upon termination of the Forbearance Period described above, without any notice to Borrower, Bank may exercise any remedies available to Bank under the Loan Documents and under applicable law. In addition, Bank’s agreement to continue to forbear from enforcing its remedies under the Existing Loan Documents until the end of the Forbearance Period, notwithstanding Borrower’s Existing Default under the Existing Loan Documents, (a) in no way shall be deemed an agreement by Bank to waive Borrower’s compliance with all other terms of the Existing Loan Documents, as modified by this Agreement and (b) shall not limit or impair Bank’s right to demand strict performance of all other terms and covenants as of any date.

4. DESCRIPTION OF CHANGE IN TERMS.

4.1 Modification to Loan Agreement. The Loan Agreement is hereby amended by deleting in its entirety the first paragraph of Section 1 of the Schedule to the Loan Agreement and by substituting therefor a first paragraph to read as follows:

An amount not to exceed the (a) lesser of (i) $2,500,000 at any one time outstanding (the “Maximum Credit Limit”) or (ii) the sum of (A) 75% (the “Advance Rate”) of the amount of Borrower’s Eligible Accounts plus (B) during the period from November 24, 2004 through March 18, 2005, 50% of cash on deposit with Silicon or its Affiliates in which Silicon has a first priority perfected security interest; provided, however, that the aggregate amount advanced pursuant to clause (B) may not exceed $1,000,000, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (c) all amounts for services utilized under the Cash Management Services Sublimit.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. PAYMENT OF FORBEARANCE FEE. Borrower shall pay to Bank a fee in the amount of Two Thousand Five Hundred Dollars ($2,500) (the “Forbearance Fee”) plus all out-of-pocket expenses.

7. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness. The Borrower acknowledges and warrants that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Agreement and in connection with the Loan Documents, including the Loan Agreement and the Indebtedness, the Borrower hereby waives and releases any claims to the contrary.

8. WAIVER AND RELEASE OF CLAIMS.

(a) Borrower and each Guarantor signing below (each of the foregoing being a “Releasing Party”) hereby releases, acquits, and discharges Bank and Bank’s employees, agents, representative, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connect to this Agreement and the Existing Loan Documents, including, but not limited to, claims relating to any settlement negotiation (all of the foregoing hereinafter called the “Released Matters”). Each Releasing Party acknowledges that the agreements in this section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

(b) Each Releasing Party acknowledges that it has not relied, in executing the release set forth in this section, upon any representations, warranties, or conditions by Bank or any other entity except as are specifically set forth in this Agreement.

(c) Nothing contained herein shall be construed at any time as an admission by Bank of any liability to Borrower or any other entity.

(d) Each Releasing Party warrants to Bank that it has not purported to transfer, assign, or otherwise convey any right, title or interest of such Releasing Party in any Released Matter to any other entity, and that the foregoing constitutes a full and complete release of all Released Matters.

9. CONTINUING VALIDITY. Borrower (and each Guarantor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this Paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

10. INTEGRATION. This Agreement, together with the Existing Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous proposals, negotiations, agreements, and understandings relating to the subject matter. In entering into this Agreement, Borrower acknowledges that it is relying on no statement, representation, warranty, covenant, or agreement of any kind made by the Bank or any employee or agent of Bank, except for the agreements of Bank set forth herein. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Bank and Borrower.

11. GOVERNING LAW, HEADINGS. This Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the State of Georgia. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

12. CONDITIONS. The effectiveness of this Agreement is conditioned upon: (a) the execution and delivery of this Agreement by the Borrower and each Guarantor, (b) Borrower’s payment of the forbearance fee provided in Section 6 above and payment of all outstanding legal fees and expenses, and (c) such other instruments, documents and agreements as Bank or its counsel shall request.

This Agreement is executed as of the date first written above.

BORROWER:	BANK:

COMDIAL CORPORATION	SILICON VALLEY BANK

By:	By:
Name:	Name:
Title:	Title:

ACKNOWLEDGMENT OF GUARANTORS

The undersigned, the guarantors of the obligations of COMDIAL CORPORATION (“Borrower”) to SILICON VALLEY BANK (“Bank”) pursuant to that certain Unconditional Guaranty, dated as of April 28, 2004 (the “Guaranty”), hereby:

(a) acknowledge receipt of a copy of the forgoing certain Third Modification and Forbearance Agreement executed and delivered by Borrower to Bank (the “Loan Modification”) and consent to, and agree to be bound by, the terms and conditions thereof;

(b) acknowledge and agree that all obligations of the Borrower under the Loan Modifications are included in the “Obligations,” as such term is defined in the Guaranty, and are guaranteed by the Guaranty; and

(c) acknowledge and agree that the Guaranty, the Security Documents to which they are a party and their obligations thereunder, remain in full force and effect, without release, diminution or impairment, notwithstanding the execution and delivery of the Loan Modification.

IN WITNESS WHEREOF, the undersigned have executed this Acknowledgement and Agreement under seal as of the 17th day of March, 2005.

COMDIAL ACQUISITION CORP.

By:
Name:
Title:

[CORPORATE SEAL]

COMDIAL BUSINESS
COMMUNICATIONS CORPORATION

By:
Name:
Title:

[CORPORATE SEAL]

COMDIAL TELECOMMUNICATIONS
INTERNATIONAL, INC.

By:
Name:
Title:

[CORPORATE SEAL]

COMDIAL ENTERPRISE SOLUTIONS, INC.

By:
Name:
Title:

[CORPORATE SEAL]

AURORA SYSTEMS, INC..

By:
Name:
Title:

[CORPORATE SEAL]

ARRAY TELECOM CORPORATION

By:
Name:
Title:

[CORPORATE SEAL]

KEY VOICE TECHNOLOGIES, INC.

By:
Name:
Title:

[CORPORATE SEAL]

COMDIAL REAL ESTATE CO., INC.

By:
Name:
Title:

[CORPORATE SEAL]